UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
May 21, 2010
Date of report (Date of earliest event reported)
STONE ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12074	72-1235413

(State or Other	(Commission File	(IRS Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

625 E. Kaliste Saloom Road
Lafayette, Louisiana	70508

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (337) 237-0410
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On May 21, 2010, the Board of Directors of Stone Energy Corporation (“Stone”) awarded each nonemployee director 8,468 restricted shares as of May 21, 2010, with forfeiture restrictions lapsing in one year.
Item 5.07. Submission of Matters to a Vote of Security Holders.
     On May 21, 2010, Stone held its 2010 Annual Meeting of Stockholders (the “2010 Annual Meeting”). At the 2010 Annual Meeting, the stockholders of Stone voted on the following proposals:
     (a) The election of ten individuals to Stone’s Board of Directors; and
     (b) Ratification of the appointment of Ernst & Young LLP as Stone’s independent registered public accounting firm for the year ending December 31, 2010.
     On the record date for the 2010 Annual Meeting, there were 48,463,202 shares issued, outstanding and entitled to vote. Stockholders holding 41,393,973 shares were present at the meeting, in person or represented by proxy.
     At the 2010 Annual Meeting, the stockholders re-elected each of the current directors to serve as directors until the 2011 Annual Meeting of stockholders. The voting for re-election of directors was as follows:

	Votes For	Votes Withheld
Robert A. Bernhard	17,348,646	18,262,089
George R. Christmas	32,370,651	3,240,084
B. J. Duplantis	34,562,088	1,048,647
Peter D. Kinnear	34,407,337	1,203,398
John P. Laborde	28,990,001	6,620,734
Richard A. Pattarozzi	33,295,844	2,314,891
Donald E. Powell	33,876,025	1,734,710
Kay G. Priestly	34,747,956	862,779
David R. Voelker	34,381,739	1,228,996
David H. Welch	34,631,682	979,053
     At the 2010 Annual Meeting, the stockholders ratified the appointment of Ernst & Young LLP as Stone’s independent registered public accounting firm for the fiscal year ending December 31, 2010, with 41,076,389 shares voted for ratification, 252,628 shares voted against ratification, and 64,956 shares abstained.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, Stone Energy Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONE ENERGY CORPORATION
Date: May 27, 2010	By:	/s/ J. Kent Pierret
J. Kent Pierret
Senior Vice President, Chief Accounting Officer and Treasurer